SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 05/23/2005

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of principal executive offices) (Zip Code)

407-741-5300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A. 2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.02	Results of Operations and Financial Condition

On May 23, 2005, International Assets Holding Corporation (the “Company”) issued a press release announcing that it would restate its financial statements for fiscal year 2004. The restatement relates to the Company’s accounting for the effect on income tax of interest paid to holders of convertible notes issued by the Company in March 2004 and converted in August 2004. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02. This Current Report on Form 8-K and the press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 22, 2005, the Audit Committee of the Board of Directors of the Company concluded that the previously issued financial statements for fiscal year 2004 should not be relied upon because of errors in those financial statements and that the Company would restate these financial statements to make the necessary accounting corrections. The subject matter giving rise to this conclusion was discussed with the Company’s independent registered public accounting firm, KPMG LLP.

The restatement will be effected through an amendment to the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004.

All necessary corrections and restated financial statements will be filed as promptly as practicable.

A copy of the Company’s press release issued May 23, 2005, is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 4.02.

Item 9.01.	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated May 23, 2005.

Signature(s)

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNATIONAL ASSETS HOLDING CORPORATION

Date: May 23, 2005	/s/ Brian T. Sephton
Brian T. Sephton Chief Financial Officer

Date: May 23, 2005	/s/ Sean O’Connor
Sean O’Connor Chief Executive Officer

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated May 23, 2005.